EXHIBIT 99.3

ENERGY TRANSFER PARTNERS, L.P.

Instruction to Registered Holder and/or Depository

Trust Company Participant from Beneficial Owner

for

Offer to Exchange its

5.95% Senior Notes due 2015

which have been registered under the Securities Act

for any and all of its outstanding

5.95% Senior Notes due 2015

that were issued and sold in a transaction

exempt from registration under the

Securities Act of 1933, as amended

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2005 (the “Prospectus”) of Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Partnership’s offer (the “Exchange Offer”) to exchange its 5.95% Senior Notes due 2015 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding 5.95% Senior Notes due 2015 (the “Outstanding Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                     of the Outstanding Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Outstanding Notes held by you for the amount of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)):

$

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an “affiliate” of the Partnership, (ii) any Exchange Notes to be received by the undersigned is being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. The Partnership may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Partnership (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for Exchange Notes was acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

___________________________________________

Name of beneficial owner(s)

___________________________________________

___________________________________________

Signature

___________________________________________

___________________________________________

Name(s) (please print)

___________________________________________

___________________________________________

(Address)

___________________________________________

(Telephone Number)

___________________________________________

(Taxpayer Identification or Social Security Number)

___________________________________________

Date